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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS'


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan and the Employee Stock Purchase Plan of Silicon Laboratories Inc. of our report dated January 11, 2000, with respect to the consolidated financial statements of Silicon Laboratories Inc. included in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-94853) and related Prospectus, filed with the Securities and Exchange Commission.


                                     /s/ ERNST & YOUNG LLP

Austin, Texas
June 14, 2000